IMMEDIATE RELEASE

TOWNSQUARE REPORTS FIRST QUARTER 2017 RESULTS

Greenwich, CT - May 9, 2017 - Townsquare Media, Inc. (NYSE: TSQ) ("Townsquare," the "Company," "we," "us," or "our") announced today financial results for the first quarter ended March 31, 2017.

“2017 has started off well, with first quarter net revenue of $88.4 million, net loss of $3.0 million and Adjusted EBITDA of $10.1 million, in line with our expectations,” commented Steven Price, Chairman and Chief Executive Officer of Townsquare. “Our Local Marketing Solutions segment, which increased 1.2% over the prior year period, and 2.5% excluding the impact of political revenue, continues to show consistent, organic growth demonstrating the strength of our local products and services. Our local digital offerings have been especially strong, and we believe we will see continued strength as we begin to utilize our first party data capabilities in combination with our digital platform.”

First Quarter Highlights*

•	As compared to the first quarter of 2016:
•Net revenue decreased 6.4%, consistent with previously issued guidance
•Local Marketing Solutions net revenue increased 1.2%
•Entertainment net revenue decreased 35.8%
•Net loss increased 117.5%
•Adjusted EBITDA decreased 16.0%, consistent with previously issued guidance

•	Repaid $6.7 million of long-term debt

* See below for discussion of non-GAAP measures and reconciliations to GAAP measures.

Segment Reporting
We have two reportable segments, Local Marketing Solutions, which provides broadcast and digital products and solutions to advertisers and businesses within our local markets, and Entertainment, which provides live event experiences and music and lifestyle content directly to consumers, and promotion, advertising and product activations to local and national advertisers. Prior to the second quarter of 2016, the Company reported its results in two reportable segments, Local Advertising and Live Events, and reported the remainder of its business in its Other Media and Entertainment category. The prior Local Advertising segment, together with the Company’s digital marketing and e-commerce solutions, which were previously part of the Other Media and Entertainment category, are now reported within Local Marketing Solutions. The Live Events segment, together with the Company’s national digital assets which were previously part of the Other Media and Entertainment category, are now reported within Entertainment.

Quarter Ended March 31, 2017 Compared to the Quarter Ended March 31, 2016

Net Revenue
Net revenue for the quarter ended March 31, 2017 decreased $6.0 million, or 6.4%, to $88.4 million, as compared to $94.4 million in the same period last year. Local Marketing Solutions net revenue increased $0.9 million, or 1.2%, to $76.1 million and Entertainment net revenue decreased $6.9 million, or 35.8%, to $12.3 million, largely due to the timing of a live event and the sale of certain live events. Excluding political revenue, net revenue decreased $5.1 million, or 5.4%, to $88.0 million and Local Marketing Solutions net revenue increased $1.8 million, or 2.5%, to $75.6 million.

Net Loss
Net loss for the quarter ended March 31, 2017 increased $1.6 million, or 117.5%, to $3.0 million, as compared to $1.4 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended March 31, 2017 decreased $1.9 million, or 16.0%, to $10.1 million, as compared to $12.0 million in the same period last year, largely due to the timing of a live event and the sale of certain live events.

Liquidity and Capital Resources
As of March 31, 2017, we had a total of $40.6 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of March 31, 2017, we had $572.0 million of outstanding indebtedness, representing 5.5x and 5.1x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended March 31, 2017 of $104.9 million.

The table below presents a summary, as of May 8, 2017, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	13,810,113	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,446,614

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2017 financial results on Tuesday, May 9, 2017 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13659635. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through May 16, 2017. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13659635. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a media, entertainment and digital marketing solutions company principally focused on small and mid-sized markets across the U.S. Our assets include 312 radio stations and more than 325 local websites in 66 U.S. markets, a digital marketing solutions company serving approximately 11,200 small to medium sized businesses, approximately 550 live events with nearly 18 million attendees each year in the U.S. and Canada, and one of the largest digital advertising networks focused on music and entertainment reaching more than 50 million unique visitors each month. Our brands include iconic local media assets such as WYRK, KLAQ, K2 and NJ101.5; acclaimed music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; unique touring lifestyle and entertainment events such as the America on Tap craft beer festival series, the Insane Inflatable 5K obstacle race series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXLmag.com, TasteofCountry.com, Loudwire.com and BrooklynVegan.com. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "believe," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, other (income) expense (net), interest expense, cancellation and (repurchase) of debt, transaction costs, stock-based compensation, net (gain) loss on sale of assets, impairment of FCC licenses, impairment on investment and depreciation and amortization. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net income (loss) before the deduction of income taxes, transaction costs, net (gain) loss on sale of assets and cancellation and (repurchase) of debt. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. These measures do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below.

We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (gain) loss on sale of assets and cancellation and (repurchase) of debt. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$40,632	$51,540
Accounts receivable, net of allowance of $1,491 and $1,433, respectively	52,363	59,642
Prepaid expenses and other current assets	13,170	11,445
Total current assets	106,165	122,627

Property and equipment, net	140,863	139,607
Intangible assets, net	513,312	513,915
Goodwill	295,266	292,953
Investments	4,313	4,313
Other assets	10,444	7,290
Total assets	$1,070,363	$1,080,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,189	$10,602
Current portion of long-term debt	48	6,901
Deferred revenue	23,360	17,213
Accrued expenses and other current liabilities	18,571	25,813
Accrued interest	9,135	4,622
Total current liabilities	59,303	65,151
Long-term debt, less current portion (net of deferred financing costs of $7,884 and $8,006, respectively)	564,060	564,315
Deferred tax liability	48,976	50,967
Other long-term liabilities	10,014	10,221
Total liabilities	682,353	690,654

Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 13,810,113 and 13,735,690 shares issued and outstanding, respectively	138	137
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,022,484 shares issued and outstanding, respectively	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding, respectively	17	17
Total common stock	185	184
Additional paid-in capital	366,388	365,434
Retained earnings	21,399	24,450
Accumulated other comprehensive loss	(665)	(722)
Non-controlling interest	703	705
Total stockholders’ equity	388,010	390,051
Total liabilities and stockholders’ equity	$1,070,363	$1,080,705

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2017	2016

Net revenue	$88,417	$94,432

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	73,011	76,905
Depreciation and amortization	6,390	6,123
Corporate expenses	5,349	5,557
Stock-based compensation	188	252
Transaction costs	199	169
Net gain on sale of assets	(2)	(366)
Total operating costs and expenses	85,135	88,640
Operating income	3,282	5,792

Other expense (income):
Interest expense, net	8,254	8,565
Repurchase of debt	—	(34)
Other expense (income), net	33	(449)
Loss before income taxes	(5,005)	(2,290)
Benefit for income taxes	(1,997)	(907)
Net loss	$(3,008)	$(1,383)

Net (loss) income attributable to:
Controlling interests	$(3,051)	$(1,461)
Non-controlling interests	43	78

Net loss per share:
Basic	$(0.16)	$(0.08)
Diluted	$(0.16)	$(0.08)

Weighted average shares outstanding:
Basic	18,429	17,863
Diluted	18,429	17,863

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income attributable to:
Controlling interests	$(3,051)	$(1,461)
Non-controlling interests	43	78
Net loss	$(3,008)	$(1,383)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	6,390	6,123
Amortization of deferred financing costs	471	380
Deferred income tax benefit	(1,997)	(907)
Provision for doubtful accounts	491	610
Stock-based compensation expense	188	252
Repurchase of debt	—	(34)
Write-off of deferred financing costs	83	—
Net gain on sale of assets	(2)	(366)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	5,602	6,353
Prepaid expenses and other assets	(4,903)	(7,332)
Accounts payable	(2,416)	(2,871)
Accrued expenses	(1,277)	(1,460)
Accrued interest	4,543	4,853
Other long-term liabilities	(208)	(277)
Net cash provided by operating activities	3,957	3,941
Cash flows from investing activities:
Purchase of property and equipment	(5,653)	(6,496)
Payments for acquisitions, net of cash received	(1,803)	—
Acquisition of intangibles	(150)	—
Proceeds from insurance settlement	—	451
Proceeds from sale of assets	161	842
Net cash used in investing activities	(7,445)	(5,203)
Cash flows from financing activities:
Repayment of long-term debt	(6,662)	(646)
Debt financing costs	(432)	—
Proceeds from exercise of employee stock options	254	—
Cash distributions to non-controlling interests	(45)	(29)
Repayments of capitalized obligations	(568)	(42)
Net cash used in financing activities	(7,453)	(717)
Net effect of foreign currency exchange rate changes	33	(499)
Net decrease in cash and restricted cash	(10,908)	(2,478)
Cash and restricted cash:
Beginning of period	51,540	33,298
End of period	$40,632	$30,820

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$3,157	$3,323
Income taxes	313	435

Barter transactions:
Barter revenue – included in net revenue	$4,869	$5,076
Barter expense – included in direct operating expenses	2,725	3,080

Equity issued in respect of acquisitions:
Common stock, joint venture acquisition	513	—

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Statement of Operations Data:
Local Marketing Solutions net revenue	$76,076	$75,207
Entertainment net revenue	12,341	19,225
Net revenue	88,417	94,432
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	55,332	54,165
Entertainment direct operating expenses	17,679	22,740
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	73,011	76,905
Depreciation and amortization	6,390	6,123
Corporate expenses	5,349	5,557
Stock-based compensation	188	252
Transaction costs	199	169
Net gain on sale of assets	(2)	(366)
Total operating costs and expenses	85,135	88,640
Operating income	3,282	5,792
Other expense (income):
Interest expense, net	8,254	8,565
Repurchase of debt	—	(34)
Other expense (income), net	33	(449)
Total other expense	8,287	8,082
Loss before income taxes	(5,005)	(2,290)
Benefit for income taxes	(1,997)	(907)
Net loss	$(3,008)	$(1,383)

The following table reconciles on a GAAP basis net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Loss for the three months ended March 31, 2017 and 2016, respectively (dollars in thousands):

	Three Months Ended March 31,
	2017	2016
Net loss	$(3,008)	$(1,383)
Benefit for income taxes	(1,997)	(907)
Income loss before taxes	(5,005)	(2,290)
Transaction costs	199	169
Net gain on sale of assets	(2)	(366)
Repurchase of debt	—	(34)
Adjusted loss before taxes	(4,808)	(2,521)
Benefit for income taxes	(1,918)	(999)
Adjusted Net Loss	$(2,890)	$(1,522)

Adjusted Net Loss Per Share:
Basic	$(0.16)	$(0.09)
Diluted	$(0.16)	$(0.09)

Weighted average shares outstanding:
Basic	18,429	17,863
Diluted	18,429	17,863

The following table reconciles on a GAAP basis net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three months ended March 31, 2017 and 2016, respectively (dollars in thousands):

	Three Months Ended March 31,
	2017	2016
Net loss	$(3,008)	$(1,383)
Benefit for income taxes	(1,997)	(907)
Interest expense, net	8,254	8,565
Transaction costs	199	169
Depreciation and amortization	6,390	6,123
Stock-based compensation	188	252
Repurchase of debt	—	(34)
Other(a)	31	(815)
Adjusted EBITDA	10,057	11,970
Net cash interest expense	(3,157)	(3,323)
Capital expenditures	(5,653)	(6,496)
Cash paid for taxes	(313)	(435)
Adjusted EBITDA Less Interest, Capex and Taxes	$934	$1,716
(a) Other includes net gain on sale of assets and other expense (income), net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended March 31, 2017 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	March 31, 2017
Net income (loss)	$5,602	$15,863	$3,211	$(3,008)	$21,668
Provision (benefit) for income taxes	3,683	10,493	3,771	(1,997)	15,950
Interest expense, net	8,881	8,294	8,332	8,254	33,761
Transaction costs	181	256	238	199	874
Depreciation and amortization	6,003	5,686	6,164	6,390	24,243
Stock-based compensation	204	206	3,591	188	4,189
Impairment on investment	—	4,236	—	—	4,236
Repurchase of debt	(427)	—	(85)	—	(512)
Other(a)	1,123	(374)	(317)	31	463
Adjusted EBITDA	$25,250	$44,660	$24,905	$10,057	$104,872
(a) Other includes net gain (loss) on sale of assets and other expense (income), net.